UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2012, the Second Amendment to Confidential License Agreement for the Wii Console (Western Hemisphere) (the "Amendment") was fully executed by and between THQ Inc. (the "Company") and Nintendo of America Inc. ("Nintendo"). The Amendment is effective October 12, 2012 and extends the term of the Confidential License Agreement for the Wii Console (Western Hemisphere) (the "Agreement") to October 12, 2015. All other terms of the Agreement remain in full force and effect.

Section 9 — Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description
	10.1	Second Amendment to Confidential License Agreement for the Wii Console (Western Hemisphere) effective as of October 12, 2012 between Nintendo of America Inc. and THQ Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: September 13, 2012		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Second Amendment to Confidential License Agreement for the Wii Console (Western Hemisphere) effective as of October 12, 2012 between Nintendo of America Inc. and THQ Inc.